As filed with the Securities and Exchange Commission on May 1, 1997
                          Registration No. 33-20432

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                       Post-Effective Amendment No. 1

                                    to

                                Form S-8

                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933

                           IOMEGA CORPORATION
             (Exact name of issuer as specified in its charter)


     Delaware                                        86-0385884
(State or other jurisdiction of					 (I.R.S. Employer
 incorporation or organization)				   Identification Number)


1821 West 4000 South, Roy, Utah	                      84067
(Address of Principal Executive Offices)	        (Zip Code)


	                    1987 STOCK OPTION PLAN
	                   (Full title of the Plan)


Paul P. Brountas, Esq.
Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
(Name and address of agent for service)


(617) 526-6000
(Telephone number, including area code, of agent for service)


Pursuant to a registration statement (the "1987 Registration Statement") on Form S-8 (File No. 33-20432), on March 2, 1987, the Registrant registered under the Securities Act of 1933, as amended (the "Securities Act"), 26,250,000 shares of Common Stock, $.03 1/3 par value per share (the "Common Stock"), of the Company (giving effect to stock splits effected in the form of stock dividends subsequent to the filing of the 1987 Registration Statement). The 1987 Registration Statement covered shares of Common Stock issuable upon the exercise of options granted under the Company's 1987 Stock Option Plan (the "1987 Plan"). By its terms, the 1987 Plan terminated on April 20, 1997, as of which date an aggregate of 5,167,364 shares of Common Stock covered by the 1987 Registration Statement either had not previously been issued or were not subject to outstanding stock options (the "Unused 1987 Shares").


This Post-Effective Amendment No. 1 to the 1987 Registration Statement is being filed for the purpose of transferring the 5,167,364 Unused 1987 Shares to a new registration statement (the "1997 Registration Statement") on Form S-8 registering 6,000,000 shares of Common Stock issuable pursuant to stock-based awards to be granted under the Company's 1997 Stock Incentive Plan.




SIGNATURE



Pursuant to Rule 478 under the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Roy, Utah on this 22nd day of April, 1997.


IOMEGA CORPORATION



By: /s/Leonard C. Purkis
      Leonard C. Purkis
      Senior Vice President, Finance
      and Chief Financial Officer